                                                                   Exhibit 3.157

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PRIMEDIA VENTURES, INC." FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 1998, AT 4.30 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                     [SEAL]


                            [SEAL]   /s/ Edward J. Freel
                                     -----------------------------------
                                     Edward J. Freel, Secretary of State

2889214   8100                       AUTHENTICATION:   9051806

981160924                                      DATE:   04-29-98

                          CERTIFICATE OF INCORPORATION
                                       OF
                             PRIMEDIA VENTURES, INC.

      The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

      FIRST: The name of the Corporation is PRIMEDIA Ventures, Inc.

      SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 each.

      FIFTH: The name and address of the incorporator is Beverly C. Chell, 745 Fifth Avenue, New York, NY 10151.

      SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

      SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on April 2, 1998.


                                        /s/ Beverly C. Chell
                                        -------------------------
                                        Beverly C. Chell